EXHIBIT 99.1

Kona Grill, Inc. Reports Third Quarter Results

SCOTTSDALE, Ariz., Oct. 26, 2010 (GLOBE NEWSWIRE) -- Kona Grill, Inc. (Nasdaq:KONA), an American grill and sushi bar, today reported results for its third quarter ended September 30, 2010.

Third Quarter 2010 Highlights Include:

  Restaurant sales increased 7.1% to $21.6 million
  Same-store sales were flat
  Restaurant operating profit margin of 12.8%
  Average weekly sales for restaurants not in the same-store sales base increased 4.3%

"Both top and bottom-line results exceeded the high end of our guidance for the quarter, reflecting stronger same-store sales than we had originally projected. We continue to see positive sales momentum into October as well, and we are confident that we can finish the year strong if current trends continue. We continue to be excited by the positive response to our various marketing and menu improvement efforts and believe that these investments will go a long way in building the foundation for the long-term success of Kona Grill," said Marc Buehler, Chief Executive Officer of Kona Grill.

Third Quarter 2010 Financial Results

Restaurant sales increased 7.1% to $21.6 million from $20.2 million during the same quarter last year. The increase in restaurant sales during the third quarter reflects additional revenue from two restaurants opened since August 2009. Same-store sales were flat during the third quarter of 2010 compared to a decrease of 9.9% in the prior year period.

Average weekly sales for the 20 restaurants in the comparable base were $71,664 during the third quarter of 2010, compared to $71,690 in the prior year period. Average weekly sales for restaurants not in the comparable base were $58,542 during the third quarter of 2010 versus $56,138 last year.

Net loss for the third quarter of 2010 was $0.4 million, or $0.05 per share compared to a net loss of $1.0 million, or $0.11 per share, for the same period last year.

Financial Guidance

For the fourth quarter of 2010, the Company forecasts restaurant sales of $20.6 million to $21.6 million and a net loss of $0.6 million to $1.1 million, or $0.07 to $0.12 per share.

Conference Call

The Company will host a conference call to discuss third quarter 2010 financial results today at 5:00 PM ET. The call will be webcast live from the Company's website at www.konagrill.com under the investor relations section.  Listeners may also access the call by dialing 800-967-7134 or 719-457-2654 for international callers. A replay of the call will be available until Tuesday, November 2, 2010, by dialing 877-870-5176 or 858-384-5517 for international callers; the password is 4855317.

About Kona Grill

Kona Grill features American favorites with an international influence and award-winning sushi in a casually elegant atmosphere. Kona Grill owns and operates 25 restaurants, guided by a passion for quality food and personal service. Restaurants are currently located in 16 states: Arizona (Chandler, Gilbert, Phoenix, Scottsdale); Colorado (Denver); Connecticut (Stamford); Florida (Tampa, West Palm Beach); Illinois (Lincolnshire, Oak Brook); Indiana (Carmel); Louisiana (Baton Rouge); Maryland (Baltimore); Michigan (Troy); Minnesota (Eden Prairie); Missouri (Kansas City); Nebraska (Omaha); New Jersey (Woodbridge); Nevada (Las Vegas); Texas (Austin, Dallas, Houston, Sugar Land, San Antonio); Virginia (Richmond). For more information, visit www.konagrill.com.

The Kona Grill, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7895

Forward-Looking Statements

The financial guidance we provide for our fourth quarter 2010 results, statements about our beliefs regarding profits and stockholder value, and certain other statements contained in this press release are forward-looking. Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, objectives, goals, strategies, future events, or performance and underlying assumptions and other statements that are not purely historical. We have attempted to identify these statements by using forward-looking terminology such as "may," "will," "anticipates," "expects," "believes," "intends," "should," or comparable terms. All forward-looking statements included in this press release are based on information available to us on the date of this release and we assume no obligation to update these forward-looking statements for any reason. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the statements. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company's filings with the Securities and Exchange Commission.

KONA GRILL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2010	December 31, 2009
	(Unaudited)

ASSETS
Current assets	$ 3,475	$ 10,105
Other assets	653	668
Property and equipment, net	38,282	39,190
Total assets	$ 42,410	$ 49,963

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities	$ 8,512	$ 15,159
Long-term obligations	16,609	16,821
Stockholders' equity	17,289	17,983
Total liabilities and stockholders' equity	$ 42,410	$ 49,963
KONA GRILL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
	(Unaudited)		(Unaudited)

Restaurant sales	$ 21,605	$ 20,173	$ 65,343	$ 61,096
Costs and expenses:
Cost of sales	5,936	5,267	17,525	15,825
Labor	7,535	7,117	22,900	21,135
Occupancy	1,777	1,655	5,327	4,711
Restaurant operating expenses	3,582	3,296	10,456	9,568
General and administrative	1,446	1,590	5,456	6,138
Preopening expense	382	480	509	1,332
Depreciation and amortization	1,384	1,820	4,178	5,373
Total costs and expenses	22,042	21,225	66,351	64,082
Loss from operations	(437)	(1,052)	(1,008)	(2,986)
Nonoperating income (expense):
Interest income and other, net	--	44	51	169
Interest expense	(4)	(22)	(119)	(153)
Loss from continuing operations before provision for income taxes	(441)	(1,030)	(1,076)	(2,970)
Provision for income taxes	--	5	10	65
Loss from continuing operations	(441)	(1,035)	(1,086)	(3,035)
Gain from discontinued operations, net of tax	--	--	--	690
Net loss	$ (441)	$ (1,035)	$ (1,086)	$ (2,345)

Net (loss) income per share - basic and diluted(a):
Continuing operations	$ (0.05)	$ (0.11)	$ (0.12)	$ (0.36)
Discontinued operations	--	--	--	0.08
Net loss	$ (0.05)	$ (0.11)	$ (0.12)	$ (0.28)

Weighted average shares used in computation(a):
Basic	9,168	9,141	9,163	8,478
Diluted	9,168	9,141	9,163	8,478
___________
(a) For the purpose of computing the basic and diluted number of shares, we adjusted the number of common shares outstanding prior to June 9, 2009 by a factor of 1.2309 to reflect the impact of a bonus element associated with our rights offering of common stock issued to stockholders on June 9, 2009 (the date that the common stock was issued in conjunction with the stockholders' rights offering).

Reconciliation of Restaurant Operating Profit to Loss from Operations

The Company defines restaurant operating profit to be restaurant sales minus cost of sales, labor, occupancy, and restaurant operating expenses. Restaurant operating profit does not include general and administrative expenses, depreciation and amortization, and preopening expenses. The Company believes restaurant operating profit is an important component of financial results because it is a widely used metric within the restaurant industry to evaluate restaurant-level productivity, efficiency, and performance. The Company uses restaurant operating profit as a key metric to evaluate its restaurants' financial performance compared with its competitors. Restaurant operating profit is not a financial measurement determined in accordance with generally accepted accounting principles ("GAAP") and should not be considered in isolation or as an alternative to loss from operations. Restaurant operating profit may not be comparable to the same or similarly titled measures computed by other companies. The table below sets forth the Company's calculation of restaurant operating profit and a reconciliation to loss from operations, the most comparable GAAP measure (in thousands).

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Restaurant sales	$ 21,605	$ 20,173	$ 65,343	$ 61,096
Costs and expenses:
Cost of sales	5,936	5,267	17,525	15,825
Labor	7,535	7,117	22,900	21,135
Occupancy	1,777	1,655	5,327	4,711
Restaurant operating expenses	3,582	3,296	10,456	9,568
Restaurant operating profit	2,775	2,838	9,135	9,857
Deduct - other costs and expenses:
General and administrative	1,446	1,590	5,456	6,138
Preopening expense	382	480	509	1,332
Depreciation and amortization	1,384	1,820	4,178	5,373
Loss from operations	$ (437)	$ (1,052)	$ (1,008)	$ (2,986)

	Percentage of Restaurant Sales		Percentage of Restaurant Sales
	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Restaurant sales	100.0%	100.0%	100.0%	100.0%
Costs and expenses:
Cost of sales	27.5	26.1	26.8	25.9
Labor	34.9	35.3	35.0	34.6
Occupancy	8.2	8.2	8.2	7.7
Restaurant operating expenses	16.6	16.3	16.0	15.7
Restaurant operating profit	12.8	14.1	14.0	16.1
Deduct - other costs and expenses:
General and administrative	6.7	7.9	8.4	10.0
Preopening expense	1.8	2.4	0.8	2.2
Depreciation and amortization	6.4	9.0	6.4	8.8
Loss from operations	(2.0)%	(5.2)%	(1.5)%	(4.9)%

Certain amounts do not sum to total due to rounding.
CONTACT:  ICR
          Raphael Gross
          203.682.8253